                                                                      EXHIBIT 12

                              UNITED RENTALS, INC.

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                     PRO FORMA
                                                                       THREE
                                                                       MONTHS
                          PERIOD FROM AUGUST 14,                       ENDED
                         1997 (INCEPTION) THROUGH THREE MONTHS ENDED MARCH 31,
                            DECEMBER 31, 1997       MARCH 31, 1998      1998
                         ------------------------ ------------------ ----------
Earnings:
  Income before
   provision for income
   taxes................         $ 54,138             $4,468,138     $4,468,138
  Interest expense......          454,072              1,172,718      2,418,169
  Amortization of debt
   issuance cost........           38,332                 64,548         64,548
  Interest portion of
   rent expense(1)......          174,917                884,316        884,316
                                 --------             ----------     ----------
    Earnings as                  $721,459             $6,589,720     $7,835,171
     adjusted...........         ========             ==========     ==========
Fixed charges:
  Interest expense......         $454,072             $1,172,718     $2,418,169
  Amortization of debt
   issuance cost........           38,332                 64,548         64,548
  Interest portion of
   rent expense(1)......          174,917                884,316        884,316
                                 --------             ----------     ----------
    Fixed charges.......         $667,321             $2,121,582     $3,367,033
                                 ========             ==========     ==========
Ratio of earnings to
 fixed charges..........              1.1x                   3.1x           2.3x
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(1) The interest portion of rent expense is estimated to be one-third of rent expense.